Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

AMERICAN SURGICAL HOLDINGS, INC.

ARTICLE 1

OFFICES

1.1 Registered Office. The registered office of American Surgical Holdings, Inc. (the “Corporation”) shall be maintained in the City of Wilmington, State of Delaware, and the registered agent in charge thereof is The Corporation Trust Company.

1.2 Other Offices. The Corporation may also have offices at such other places as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE 2

STOCKHOLDERS’ MEETINGS

2.1 Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors to succeed directors whose terms expire and for the transaction of such other business as may properly be brought before such meeting shall be held each year at such time as may be fixed from time to time by resolution of the Board, unless the stockholders of the Corporation have acted by written consent to elect directors as permitted by the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

2.2 Special Meetings. Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by the DGCL or by the certificate of incorporation of the Corporation (the “Charter”), may be called by the President and shall be called by the Secretary at the request in writing of (a) a majority of the members of the Board or (b) stockholders owning at least 75% of the number of shares of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

2.3 Participation in Meetings by Remote Communication. The stockholders of the Corporation may participate in and act at any meeting of the stockholders, whether annual or special, through video conference or the use of a conference telephone or other communications equipment, in each case by means of which all persons participating in the meeting can hear each other, and participation in the meeting by such means shall constitute presence in person at the meeting.

2.4 Place of Meetings. All meetings of the stockholders of the Corporation, whether annual or special, shall be held at the offices of the Corporation or at such other place as may be fixed from time to time by resolution of the Board.

2.5 Notice of Meetings. Unless otherwise provided by applicable law, the Charter or these Bylaws, written notice of any meetings of the stockholders of the Corporation, whether annual or special, shall be given in a manner permitted by the DGCL not less than 10 nor more than 60 days before the date of such meeting to each stockholder of record entitled to vote at such meeting. Such notice shall specify (a) the place (if any), date and time of such meeting, (b) the means of remote communication, if any, by which stockholders (or their proxy holders) may be deemed to be present in person and vote at such meeting, (c) in the case of a special meeting, the purpose or purposes for which such meeting is called and (d) such other information as may be required by law or as may be deemed appropriate by the Board, the President or the Secretary. If a stockholder meeting is to be held solely by means of electronic communications, then the notice of such meeting must provide the information required to access the stockholder list.

2.6 Stockholders’ List. At least 10 days before every meeting of stockholders of the Corporation, whether annual or special, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, then the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be open to the examination of any stockholder prior to and during the meeting for any purpose germane to the meeting in the manner required by the DGCL and other applicable law. The stock ledger shall be the only evidence as to who are the stockholders entitled by this Section 2.6 to examine the list required by this Section 2.6 or to vote in person or by proxy at any meeting of stockholders.

2.7 Quorum. The holders of record of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders of the Corporation for the transaction of business, except as otherwise provided by the DGCL, the Charter or these Bylaws; provided, that where a separate vote by class or series is required, the holders of record of a majority of the issued and outstanding shares of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, of the place, date and hour of the adjourned meeting, until a quorum shall again be present or represented by proxy. At the adjourned meeting at which a quorum shall be present or represented by proxy, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

2.8 Voting. When a quorum is present at any meeting of the stockholders of the Corporation, and subject to the provisions of the DGCL, the Charter or these Bylaws in respect of the vote that shall be required for a specified action, the vote of the holders of record of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the DGCL, the Charter or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Each stockholder shall have one vote for each share of stock having voting power registered in his or her name on the books of the Corporation, except as otherwise provided in the Charter.

2.9 Proxies. Each stockholder entitled to vote at a meeting of stockholders of the Corporation or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may execute a writing authorizing another person or persons to act for him, her or it as proxy by any reasonable means, including by facsimile or other means of electronic transmission, provided that the facsimile or other means of electronic transmission either sets forth or is submitted with information from which it can be determined that the facsimile or other electronic transmission was authorized by the stockholder.

2.10 Majority Consent. To the fullest extent permitted by law and except as otherwise provided in the Charter, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the DGCL, the Charter or these Bylaws, the meeting, notice of the meeting, and vote of stockholders may be dispensed with if stockholders owning stock having not less than the minimum number of votes which, by the DGCL, the Charter or these Bylaws, is required to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken and shall deliver such written consent to the Corporation in accordance with the DGCL; provided, that prompt notice of the taking of such action must be given to those stockholders who have not consented in writing.

ARTICLE 3

DIRECTORS

3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such acts and things as are not by the DGCL, the Charter nor these Bylaws directed or required to be exercised or done by the stockholders.

3.2 Number of Directors. The number of directors that shall constitute the whole Board shall be between two (2) and seven (7), such number to be fixed by the Board of Directors in accordance with the terms set forth in the Stockholders’ Agreement (as defined below). Each director (whenever elected) shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The directors shall be elected at the annual meeting of the stockholders. At each meeting of the stockholders for the election of the directors, provided a quorum is present, the directors shall be elected by a plurality of the votes validly cast in such election.

3.3 Vacancies. If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, then a majority of the directors then in office or the holders of a plurality of shares issued and outstanding and entitled to vote in elections of directors, shall choose a successor or successors, or a director to fill the newly created directorship, who shall hold office for the unexpired term or until the next election of directors.

3.4 Compensation of Directors. Directors, as such, may receive such stated salary for their services and such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board as may be established by resolution of the Board; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees of the Board may be allowed like compensation for attending committee meetings.

3.5 Annual Meeting. The annual meeting of the Board shall be held within 10 days after the annual meeting of the stockholders in each year. Such meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in the notice of such meeting or waiver thereof.

3.6 Special Meetings. Special meetings of the Board may be held at any time on the call of the President or at the request in writing of any one director. If the Secretary shall fail or refuse to give notice of such special meeting, then the notice may be given by the officer or any one of the directors making the call. Any such meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof. Any meeting of the Board shall be a legal meeting without any notice thereof having been given, if a quorum of the directors shall be present thereat, and no notice of a meeting shall be required to be given to any director who shall attend such meeting.

3.7 Participation in Meetings by Remote Communication. The members of the Board, or of any committee designated by the Board, may participate in and act at any meeting of the Board or any committee thereof through video conference or the use of a conference telephone or other communications equipment, in each case by means of which all persons participating in the meeting can hear each other, and participation in the meeting by such means shall constitute presence in person at the meeting.

3.8 Place of Meetings. The Board or any committee thereof may hold its meetings outside of the State of Delaware at the office of the Corporation or at such other places as they may from time to time determine, or as shall be fixed in the respective notices or waivers of notice of such meetings.

3.9 Notice of Meetings. Unless otherwise provided by applicable law, the Charter or these Bylaws, written notice of any meeting of the Board or any committee thereof shall be given in a manner permitted by the DGCL not less than 48 hours before the date of such meeting to each member of the Board or each member of any committee designated by the Board. Such notice shall specify (a) the place (if any), date and time of such meeting, (b) the means of remote communication, if any, by which members of the Board or members of any committee designated by the Board may be deemed to be present in person and vote at such meeting and (c) such other information as may be required by law.

3.10 Quorum and Voting. Except as otherwise provided in these Bylaws, the presence of a majority of the total number of directors as at the time specified by the Bylaws shall constitute a quorum at any regular or special meeting of the Board. Except as otherwise provided by the DGCL, the Charter or these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all directors if the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting.

3.11 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board.

3.12 Committees of Directors. The Board may, by resolution or resolutions passed by a majority of the members of the Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. However, no such committee shall have the power of authority in reference to amending the Charter, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amendment to the Bylaws, of the Corporation. In addition, unless the resolution of the Board, these Bylaws or the Charter expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

ARTICLE 4

OFFICERS

4.1 Executive Officers. The executive officers of the Corporation shall be a President, such number of Vice Presidents, if any, as the Board may determine, a Secretary, a Treasurer and such number of Assistant Secretaries and Assistant Treasurers, if any, as the Board may determine. One person may hold any number of such offices.

4.2 Election, Term of Office and Eligibility. The executive officers of the Corporation shall be elected annually by the Board at its annual meeting or at a special meeting held in lieu thereof. Each officer, except such officers as may be appointed in accordance with the provisions of Section 4.3, shall hold office until his or her successor shall have been duly chosen and qualified or until his or her death, resignation or removal. None of the officers need be members of the Board.

4.3 Subordinate Officers. The Board may appoint such Assistant Secretaries, Assistant Treasurers, Controller and other officers, and such agents as the Board may determine, to hold office for such period and with such authority and to perform such duties as the Board may from time to time determine. The Board may, by specific resolution, empower the President to appoint any such subordinate officers or agents.

4.4 Removal. The officers of the Corporation may be removed at any time, either with or without cause, but only by the affirmative vote of the majority of the total number of directors as at the time specified by the Bylaws. Any subordinate officer appointed pursuant to Section 4.3 may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the Board or by any committee or officer empowered to appoint such subordinate officers.

4.5 The President. The President shall be the chief executive officer of the Corporation. He or she shall have executive authority to see that all orders and resolutions of the Board are carried into effect, and, subject to the control vested in the Board by the DGCL, the Charter or these Bylaws, shall administer and be responsible for the management of the business and affairs of the Corporation. In the absence of the chairman of the Board, he or she shall preside at all meetings of the stockholders and the Board. In general he or she shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board.

4.6 The Vice Presidents. In the event of the absence or disability of the President, each Vice President, in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of the President. The Vice Presidents shall also perform such other duties as from time to time may be assigned to them by the Board or by the President.

4.7 The Secretary. The Secretary shall:

(a) keep the minutes of the meetings of the stockholders and of the Board (and any committee thereof);

(b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(c) be custodian of the records of the Corporation, including the stock record books of the Corporation; and

(d) in general, perform all duties incident to the office of Secretary, and such other duties as are provided by these Bylaws and as from time to time are assigned to him or her by the Board or by the President.

4.8 The Assistant Secretaries. If one or more Assistant Secretaries shall be appointed pursuant to the provisions of Section 4.3 respecting subordinate officers, then, at the request of the Secretary, or in his or her absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designations, then any one of such Assistant Secretaries) shall perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

4.9 The Treasurer. The Treasurer shall:

(a) receive and be responsible for all funds of and securities owned or held by the Corporation and, in connection therewith, among other things: (i) keep or cause to be kept full and accurate records and accounts for the Corporation; (ii) deposit or cause to be deposited to the credit of the Corporation all moneys, funds and securities so received in such bank or other depositary as the Board or an officer designated by the Board may from time to time establish; and (iii) disburse or supervise the disbursement of the funds of the Corporation as may be properly authorized;

(b) render to the Board at any meeting thereof, or from time to time when ever the Board or the President may require, financial and other appropriate reports on the condition of the Corporation; and

(c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board or by the President.

4.10 The Assistant Treasurers. If one or more Assistant Treasurers shall be appointed pursuant to the provisions of Section 4.3 respecting subordinate officers, then, at the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, then any one of such Assistant Treasurers) shall perform all the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions upon, the Treasurer.

4.11 Salaries. The salaries of the officers shall be fixed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

4.12 Bonds. If the Board or the President shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board or the President, as the case may be, may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

4.13 Delegation of Duties. In case of the absence of any officer of the Corporation or for any other reason which may seem sufficient to the Board, the Board may, for the time being, delegate such officer’s powers and duties, or any of them, to any other officer or to any director.

ARTICLE 5

SHARES OF STOCK

5.1 Regulation. Subject to the Charter and the terms of any contract of the Corporation, the Board may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the stock of the Corporation, including the issue of new certificates for lost, stolen or destroyed certificates, and including the appointment of transfer agents and registrars.

5.2 Stock Certificates. Certificates for shares of the stock of the Corporation shall be respectively numbered serially for each class of stock, or series thereof, as they are issued, and shall be signed by the President or a Vice President, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the Corporation or its employee. Each certificate shall exhibit the name of the Corporation, the class (or series of any class) and number of shares represented thereby, and the name of the holder. Each certificate shall be otherwise in such form as may be prescribed by the Board.

5.3 Restriction on Transfer of Securities. A restriction on the transfer or registration of transfer of securities of the Corporation may be imposed either by the Charter or by these Bylaws or by an agreement among any number of security holders or among such holders and the Corporation. No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction. A restriction on the transfer of securities of the Corporation is permitted by this Section 5.3 if it:

(a) obligates the holder of the restricted securities to offer to the Corporation or to any other holders of securities of the Corporation or to any other person or entity or to any combination of the foregoing a prior opportunity, to be exercised within a reasonable time, to acquire the restricted securities;

(b) obligates the Corporation or any holder of securities of the Corporation or any other person or entity or any combination of the foregoing to purchase the securities that are the subject of an agreement respecting the purchase and sale of the restricted securities;

(c) requires the Corporation or the holders of any class of securities of the Corporation to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities;

(d) prohibits the transfer of the restricted securities to designated persons or entities or classes of persons or entities, and such designation is not manifestly unreasonable; or

(e) restricts transfer or registration of transfer in any other lawful manner.

Unless noted conspicuously on the security, a restriction, even though permitted by this Section 5.3, is ineffective except against a person or entity with actual knowledge of the restriction.

5.4 Transfer of Shares. Subject to the restrictions permitted by Section 5.3, shares of the capital stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his, her or its duly authorized attorney, upon the surrender or cancellation of a certificate or certificates for a like number of shares. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the DGCL.

5.5 Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record is fixed by the Board, then the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, then the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings by stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the DGCL, then the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

5.6 Lost Certificate. Any stockholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board so requires, advertise the same in a manner designated by the Board, and give the Corporation a bond of indemnity in form and with security for an amount satisfactory to the Board (or an officer or officers designated by the Board), whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 6

BOOKS AND RECORDS

6.1 Location. The books, accounts and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board may from time to time determine.

6.2 Inspection. The books, accounts, and records of the Corporation shall be open to inspection by the members of the Board at all times, and open to inspection by the stockholders at such times, and subject to such regulations as the Board may prescribe, except as otherwise provided by the DGCL.

6.3 No Corporate Seal. The Corporation shall have no seal.

ARTICLE 7

DIVIDENDS AND RESERVES

7.1 Dividends. The Board, subject to any restrictions contained in the Charter and other lawful commitments of the Corporation, may declare and pay dividends upon the shares of its capital stock either out of the surplus of the Corporation, as defined in and computed in accordance with the DGCL, or in case there shall be no such surplus, out of the net profits of the Corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the Corporation, computed in accordance with the DGCL, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, then the Board shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

7.2 Reserves. The Board may set apart, out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

ARTICLE 8

MISCELLANEOUS PROVISIONS

8.1 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year.

8.2 Depositories. The Board or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the Corporation.

8.3 Checks, Drafts and Notes. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board or by an officer appointed by the Board.

8.4 Contracts and Other Instruments. The Board may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and such authority may be general or confined to specific instances.

8.5 Notices. Whenever under the provisions of the DGCL, the Charter or these Bylaws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given (a) in writing addressed to such director or stockholder at such address as appears on the records of the Corporation, (b) by a form of electronic transmission consented to by the director or stockholder to whom the notice is given, which consent has not been revoked or (c) in any other manner permitted by the DGCL. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 8.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

8.6 Waivers of Notice. Whenever any notice is required to be given under the provisions of the DGCL, the Charter or these Bylaws, a waiver thereof in writing signed by (or a waiver by electronic transmission by) the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at the meeting on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Board or members of a committee of the Board need be specified in any written waiver of notice.

8.7 Stock in Other Corporations. Any shares of stock in any other Corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such Corporation by the chairman of the Board (if any), or the President or a Vice President, or by any other person or persons thereunto authorized by the Board, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by its chairman of the Board, President or a Vice President. Shares of stock belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board. Certificates for shares so held for the benefit of the Corporation shall be endorsed in blank or have proper stock powers attached so that such certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board.

8.8 Indemnification.

(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, investigation, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director of the Corporation or is or was serving at the request of the Corporation as a director of another corporation or as a director or manager of a limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is an alleged action in an official capacity as a director or manager or in any other capacity while serving as a director or manager, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all cost, expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or manager and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 8.8(c) with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

(b) Any person entitled to indemnification pursuant to Section 8.8(a) shall also be reimbursed by the Corporation for all expenses incurred in defending or preparing to defend any Proceeding for which such right to indemnification is applicable, in advance of its final disposition (hereinafter an “Advancement”); provided, however, that, if the DGCL requires, an Advancement shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such person is not entitled to be indemnified for such expenses under this Section 8.8 or otherwise.

(c) The rights to indemnification and to Advancement conferred in Sections 8.8(a) and 8.8(b) shall be contract rights between the Corporation and each person entitled to such rights to indemnification and to Advancement. Any repeal or modification of this Section 8.8 shall not affect any rights or obligations then existing with respect to any state of facts or Proceeding then existing. If a claim under Section 8.8(a) or 8.8(b) is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement, in which case the applicable period shall be twenty days, then the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement pursuant to the terms of an undertaking, then the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification under Section 8.8(a) (but not in a suit brought by the Indemnitee to enforce a right to an Advancement) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, its independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such a suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to Advancement under this Section 8.8, or by the Corporation to recover an Advancement pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement, under this Section 8.8 or otherwise shall be on the Corporation.

(d) The rights to indemnification and to Advancement conferred in this Section 8.8 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, this Charter, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(e) To the extent that any Indemnitee is a witness in any Proceeding, such Indemnitee shall be indemnified against all costs and expenses actually and reasonably incurred by such Indemnitee on his or her behalf in connection therewith.

(f) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Section 8.8 or the DGCL.

(g) The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to Advancement to any officer, employee or agent of the Corporation, or to any person serving at the request of the Corporation as an officer, employee or agent of another corporation or of a limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Section 8.8 with respect to the indemnification and Advancement of directors of the Corporation.

(h) Any amendment, repeal or modification of any provision of this Section 8.8 by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

8.9 Conflict. In the event of any conflict or inconsistency between the terms and conditions of these Bylaws and the terms and conditions of the Stockholders’ Agreement, the terms and conditions of the Stockholders’ Agreement by and among the AH Holdings, Inc., a Delaware corporation and the sole stockholder of the Company (the “Parent”) and certain of the Parent’s stockholders, as such agreement may be amended, modified or restated from time to time (the “Stockholders’ Agreement”) shall prevail.

8.10 Amendment of Bylaws.

(a) The stockholders, by the affirmative vote of the holders of a majority of the stock issued and outstanding and having voting power may, at any annual or special meeting if notice of such alteration or amendment of the Bylaws is contained in the notice of such meeting, adopt, amend, or repeal these Bylaws, and alterations or amendments of Bylaws made by the stockholders shall not be altered or amended by the Board.

(b) The Board, by the affirmative vote of a majority of its members, may adopt, amend, or repeal these Bylaws at any meeting, except as provided in the above paragraph. Bylaws made by the Board may be altered or repealed by the stockholders.